BYLAWS

OF

AFS HOLDINGS, INC.

(a Nevada corporation)

BYLAWS OF

AFS HOLDINGS, INC.

TABLE OF CONTENTS

Page

ARTICLE I CORPORATE OFFICES	1
1.1 Principal Office.	1
1.2 Other Offices.	1
ARTICLE II MEETINGS OF SHAREHOLDERS	1
2.1 Place of Meetings.	1
2.2 Annual Meeting.	1
2.3 Special Meetings.	1
2.4 Notice of Shareholders’ Meetings.	2
2.5 Manner of Giving Notice; Affidavit of Notice.	2
2.6 Quorum.	3
2.7 Adjourned Meeting; Notice.	3
2.8 Voting.	3
2.9 Validation of Meetings; Waiver of Notice; Consent.	4
2.10 Shareholder Action by Written Consent Without A Meeting.	5
2.11 Record Date for Shareholder Notice; Voting; Giving Consents.	5
2.12 Proxies.	6
2.13 Inspectors of Election.	6
ARTICLE III DIRECTORS	7
3.1 Powers.	7
3.2 Number of Directors.	7
3.3 Election and Term of Office of Directors.	8
3.4 Removal.	8
3.5 Resignation and Vacancies.	8
3.6 Place of Meetings; Meetings by Telephone.	9
3.7 Regular Meetings.	9
3.8 Special Meetings; Notice.	9
3.9 Quorum.	9
3.10 Waiver of Notice.	10
3.11 Adjournment.	10
3.12 Notice of Adjournment.	10
3.13 Board Action by Written Consent Without A Meeting.	10
3.14 Fees and Compensation of Directors.	10
3.15 Approval of Loans to Officers.	11
ARTICLE IV COMMITTEES	11
4.1 Committees of Directors.	11
4.2 Meetings and Actions of Committees.	12

ARTICLE V OFFICERS	12
5.1 Officers.	12
5.2 Appointment of Officers.	12
5.3 Subordinate Officers.	12
5.4 Removal and Resignation of Officers.	12
5.5 Vacancies in Offices.	13
5.6 Chairman of the Board.	13
5.7 Chief Executive Officer.	13
5.8 President.	13
5.9 Vice Presidents.	14
5.10 Secretary.	14
5.11 Chief Financial Officer.	14
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS	15
6.1 Indemnification Arising out of Action Other Than by Right of the Corporation.	15
6.2 Indemnification Arising our of Action By or In the Right of the Corporation.	15
6.3 Determination of Right of Indemnification.	16
6.4 Advances of Expenses.	16
6.5 Indemnification Against Expenses of Successful Party.	16
6.6 Right of Agent to Indemnification Upon Application; Procedure Upon Application.	17
6.7 Indemnity Not Exclusive.	17
6.8 Insurance.	18
6.9 Optional Means of Assuring Payment.	18
6.10 Savings Clause.	18
6.11 Indemnification.	18
6.12 Right to Bring Suit.	19
6.13 Indemnity Agreements.	19
6.14 Amendment, Repeal or Modification.	19
6.15 Conflicts.	19
6.16 Definitions.	20
ARTICLE VII RECORDS AND REPORTS	20
7.1 Maintenance and Inspection of Share Register.	20
7.2 Maintenance and Inspection of Bylaws.	21
7.3 Maintenance and Inspection of Other Corporate Records.	21
7.4 Inspection by Directors.	21
7.5 Annual Report to Shareholders; Waiver.	22
7.6 Financial Statements.	22
7.7 Representation of Shares of Other Corporations.	22
ARTICLE VIII GENERAL MATTERS	22
8.1 Record Date for Purposes Other Than Notice and Voting.	22
8.2 Checks; Drafts; Evidences of Indebtedness.	22
8.3 Corporate Contracts and Instruments: How Executed.	23
8.4 Certificates for Shares.	23

8.5 Lost Certificates.	23
8.6 Construction; Definitions.	23
ARTICLE IX AMENDMENTS	24
9.1 Amendment by Shareholders.	24
9.2 Amendment by Directors.	24
9.3 Record of Amendments.	24
ARTICLE X CONFIDENTIALITY OF CORPORATE RECORDS	24
10.1 Confidentiality of Corporate Records.	24
ARTICLE XI INTERPRETATION	25

BYLAWS

OF

AFS HOLDINGS, INC.

ARTICLE I
CORPORATE OFFICES

1.1              Principal Office.

The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Nevada. If the principal executive office is located outside Nevada and the Corporation has one or more business offices in Nevada, then the Board shall fix and designate a principal business office in Nevada.

1.2              Other Offices.

The Board may at any time establish branch or subordinate offices at any place or places within or without the State of Nevada as the Board deems appropriate.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1              Place of Meetings.

Meetings of the shareholders shall be held at any place within or outside the State of Nevada as designated by the Board. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given either before or after the meeting and filed with the Secretary of the Corporation. If no such designation is made, the meetings shall be held at the principal executive office of the Corporation as designated by the Board under Section 1.1 of these Bylaws.

2.2              Annual Meeting.

An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders.

2.3              Special Meetings.

Special meetings of the shareholders may be called at any time, subject to the provisions of Sections 2.4 and 2.5 of these Bylaws, by the Board, the Chairman of the Board, the President or the holders of shares entitled to cast not less than thirty percent (30%) of the votes at that meeting.

If a special meeting is called by anyone other than the Board or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board may be held.

2.4              Notice of Shareholders’ Meetings.

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these Bylaws, not less than thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of the next paragraph of this Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to the Nevada Revised Statutes (the “Code”), (b) an amendment of the Articles of Incorporation, (c) a reorganization of the Corporation, (d) a voluntary dissolution of the Corporation, or (e) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, then the notice shall also state the general nature of that proposal.

2.5              Manner of Giving Notice; Affidavit of Notice.

Notice of a shareholders’ meeting shall be given either personally or by first-class mail, or, if the Corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided by the Code) on the record date for the shareholders’ meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice (or any report referenced in Article VII of these Bylaws) addressed to a shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of mailing of any notice or report in accordance with the provisions of this Section 2.5, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

2.6              Quorum.

Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders for the transaction of business, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

2.7              Adjourned Meeting; Notice.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than forty-five (45) days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8              Voting.

The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

Elections for directors and voting on any other matter at a shareholders’ meeting need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Except as provided in the final paragraph of this Section 2.8, or as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or may vote them against the proposal other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares which the shareholder is entitled to vote.

The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, a shareholder shall be entitled to cumulate votes either (a) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (b) by distributing the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, if the candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

2.9              Validation of Meetings; Waiver of Notice; Consent.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal and except as provided in the Code. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

2.10          Shareholder Action by Written Consent Without A Meeting.

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the Board, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (a) a contract or transaction in which a director has a direct or indirect financial interest, (b) indemnification of a corporate “agent,” (c) a reorganization of the Corporation, and (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

2.11          Record Date for Shareholder Notice; Voting; Giving Consents.

In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

If the Board does not so fix a record date:

(a)               The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)               The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

2.12          Proxies.

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) the person who executed the proxy revokes it prior to the time of voting by delivering in writing to the Corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by attendance at such meeting and voting in person, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the Code.

2.13          Inspectors of Election.

In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III
DIRECTORS

3.1              Powers.

Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

3.2              Number of Directors.

The authorized number of directors of the Corporation shall be not fewer than one (1) nor more than eight (8), and the exact number of directors shall be FOUR (4) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 3.2 of these Bylaws duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be shareholders of the Corporation.

3.3              Election and Term of Office of Directors.

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office immediately after election until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation or removal of such a director.

3.4              Removal.

The entire Board or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected. A director may also be removed from office by the Board if he or she is declared of unsound mind by a court order or convicted of a felony.

3.5              Resignation and Vacancies.

Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Vacancies on the Board may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (a) unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice or (c) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal.

A vacancy or vacancies in the Board shall be deemed to exist (a) in the event of the death, resignation or removal of any director, (b) if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (c) if the authorized number of directors is increased or (d) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

3.6              Place of Meetings; Meetings by Telephone.

Regular meetings of the Board may be held at any place within or outside the State of Nevada that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

3.7              Regular Meetings.

Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

3.8              Special Meetings; Notice.

Subject to the provisions of the following paragraph, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President,

or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram, charges prepaid, or by telecopier or electronic mail, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telecopier, telegram or electronic mail, it shall be delivered personally or by telephone, by telecopier, or by electronic mail, or to the telegraph company, at least forty-eight (48) hours before the time of the holding of the meeting; in each case, such delivery shall be due and legal notice to such director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the purpose of the meeting.

3.9              Quorum.

A majority of the authorized number of directors (but in no event less than two (2) directors, unless the authorized number of directors is one (1)) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board (subject to applicable provisions of the Code as to approval of contracts or transactions in which a director has a direct or indirect material financial interest, appointment of committees, and indemnification of directors), the Articles of Incorporation, these Bylaws and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.10          Waiver of Notice.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purposes of, any regular or special Board meeting need be specified in the notice or waiver of notice.

3.11          Adjournment.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

3.12          Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

3.13          Board Action by Written Consent Without A Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

3.14          Fees and Compensation of Directors.

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and from receiving compensation for those services.

3.15          Approval of Loans to Officers.

If these Bylaws have been approved by the Corporation’s shareholders in accordance with the Code, the Corporation may, upon the approval of the Board alone, make loans of money or property to, or guarantee the obligations of, any officer of the Corporation or its parent, if any, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties, provided that (a) the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (b) the Corporation has outstanding shares held of record by one hundred (100) or more persons (determined as provided in the Code) on the date of approval by the Board and (c) the approval by the Board is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the Corporation shall have the power to make loans permitted by the Code.

ARTICLE IV
COMMITTEES

4.1              Committees of Directors.

The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

(a)               The approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b)               The filling of vacancies on the Board or in any committee;

(c)               The fixing of compensation of the directors for serving on the Board or on any committee;

(d)               The amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e)               The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)                A distribution to the shareholders of the Corporation, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and

(g)               The appointment of any other committees of the Board or the members thereof.

4.2              Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committees, that special meetings of committees may also be called by resolution of the Board, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committees. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

5.1              Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2              Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3              Subordinate Officers.

The Board may appoint, or may empower the Chairman of the Board, the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4              Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board, and any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5              Vacancies in Offices.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6              Chairman of the Board.

The Board may elect a Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and shareholders at which he or she is present, and shall exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these Bylaws. The Chairman of the Board may also be the Chief Executive Officer of the Corporation and, if so designated by the Board, shall have the powers and duties prescribed in Section 5.7 of these Bylaws. If there is no President, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. In the absence or disability of the Chairman of the Board and any Chief Executive Officer, the President shall preside at all meetings of the shareholders and at all meetings of the Board.

5.7              Chief Executive Officer.

The Board shall specify that either the Chairman of the Board or the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall, if a member of the Board, preside at all meetings of the shareholders, and in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board.

5.8              President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board or the Chief Executive Officer, if there be either such officer, the President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or by these Bylaws. The President may also be the Chief Executive Officer of the Corporation and, if so designated by the Board, shall have the powers and duties prescribed in Section 5.7. In the absence or disability of the Chairman of the Board and any Chief Executive Officer, the President shall preside at all meetings of the shareholders and at all meetings of the Board.

5.9              Vice Presidents.

In the absence or disability of the Chairman of the Board and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and when so acting shall have all of the powers of, and be subject to all of the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chief Executive Officer, the President or the Chairman of the Board.

5.10          Secretary.

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.11          Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director and, upon written demand, by any shareholder at any reasonable time during usual business hours for a purpose reasonably related to such shareholder’s interests as a shareholder.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

If required by the Board, the Chief Financial Officer shall give the Corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his or her office and for restoration to the Corporation of all of its books, papers, vouchers, money and other property of every kind in his or her possession or under his or her control on his or her death, resignation, retirement or removal from office.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS

6.1              Indemnification Arising out of Action Other Than by Right of the Corporation.

The Corporation shall, to the maximum extent and in the manner permitted in the Code, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (as defined in Section 6.16 of these Bylaws) (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of the Corporation (as defined in Section 6.16 of these Bylaws), against expenses (as defined in Section 6.16 of these Bylaws), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful. For purposes of this Article VI, a “director” of the Corporation includes any person (a) who is or was a director of the Corporation, (b) who is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (c) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2              Indemnification Arising our of Action By or In the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders; except that no indemnification shall be made under this Section 6.2 for any of the following:

(a)               In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(b)               Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c)               Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

6.3              Determination of Right of Indemnification.

Any indemnification under Sections 6.1 and 6.2 shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because that person has met the applicable standard of conduct set forth above in Sections 6.1 and 6.2 by any of the following:

(a)               A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b)               If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(c)               Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Section 2.9 of these Bylaws, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(d)               The court in which such proceeding is or was pending upon application made by the Corporation or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the Corporation.

6.4              Advances of Expenses.

Expenses (including attorneys’ fees), costs, and charges incurred in defending any proceeding for which indemnification is required pursuant to Section 6.1 of these Bylaws, or if otherwise authorized by the Board, shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article VI.

6.5              Indemnification Against Expenses of Successful Party.

Notwithstanding the other provisions of this Article VI, to the extent that an Agent has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in Subsections 6.2(a) and 6.2(b), such Agent shall be indemnified against all expenses actually and reasonably incurred by the Agent in connection therewith.

6.6              Right of Agent to Indemnification Upon Application; Procedure Upon Application.

Any indemnification provided for in Sections 6.2(a), 6.2(b) or 6.5 shall be made no later than ninety (90) days after the Corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as “Final Disposition”). Upon such notice, if a quorum of directors who were not parties to the action, suit or proceeding giving rise to indemnification is obtainable, the Corporation shall, within two (2) weeks, call a Board meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Agent has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties to the relevant action, suit or proceeding is not obtainable, the Corporation shall retain (at the Corporation’s expense) independent legal counsel chosen either jointly by the Corporation and the indemnified party or by the Corporation’s counsel within two (2) weeks to make such determination. If (a) at such Board meeting, such a quorum is not obtained or, if obtained, refuses to make such determination or (b) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

If notice of a request for payment of a claim under these Bylaws, under any statute, under any provision of any agreement with the Corporation, or under the Corporation’s Articles of Incorporation providing for indemnification or advance of expenses has been given to the Corporation by Agent, and such claim is not paid in full by the Corporation within ninety (90) days of the later to occur of (i) the giving of such notice or Final Disposition in case of indemnification, and (ii) twenty (20) days of the giving of such notice in case of advance of expenses, the Agent may, but need not, at any time thereafter bring an action against the Corporation to receive the unpaid amount of the claim or the expense advance and, if successful, the Agent shall also be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its Final Disposition) that the Agent has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify the Agent for the amount claimed, and the Agent shall be entitled to receive interim payment of expenses pursuant to Section 6.4 of these Bylaws unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the Corporation (including its Board, independent legal counsel or its shareholders) to have made a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the Agent has not met such applicable standard of conduct, shall create a presumption that the Agent has or has not met the applicable standard of conduct.

6.7              Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provisions of these Bylaws, the Corporation’s Articles of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.8              Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.9              Optional Means of Assuring Payment.

Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this Article VI, the Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

6.10          Savings Clause.

If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

6.11          Indemnification under Section 204(a)(11) of the Code.

Subject to the provisions of Section 204(a)(11) of the Code and any other applicable law, notwithstanding any other provisions of these Bylaws, the following shall apply to the indemnification of Agents under these Bylaws:

The Corporation shall indemnify a person pursuant to this Section 6.11 if the Corporation would be required to indemnify such person pursuant to Sections 6.1 or 6.2 if, in Sections 6.1 and 6.2, the phrase “in a manner such person reasonably believed to be in the best interests of the Corporation” is replaced with the phrase “in a manner such person did not believe to be contrary to the best interests of the Corporation.” If, pursuant to Sections 6.3 and 6.6, the person making the Section 6.1 and/or 6.2 conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this Section 6.11 conduct standard has been satisfied;

There shall be a presumption that the Agent met the applicable standard of conduct required to be met in either Section 6.1 or 6.2 for indemnification of the Agent, rebuttable by clear and convincing evidence to the contrary;

The Corporation shall have the burden of proving that the Agent did not meet the applicable standard of conduct in either Section 6.1 or 6.2;

In addition to the methods provided for in Section 6.3, a determination that indemnification is proper in the circumstances because that Agent met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

Unless otherwise agreed to in writing between an Agent and the Corporation in any specific case, indemnification may be made under Section 6.2 for amounts paid and expenses incurred in settling or otherwise disposing of a pending action without court approval.

6.12          Right to Bring Suit.

If a claim under this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Code for the Corporation to indemnify the claimant for the claim. Neither the failure of the Corporation (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

6.13          Indemnity Agreements.

The Board is authorized to enter into a contract with any Agent, providing for indemnification rights equivalent to or, if the Board so determines and to the extent permitted by applicable law, greater than those provided for in this Article VI.

6.14          Amendment, Repeal or Modification.

Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of an Agent of the Corporation existing at the time of such amendment, repeal or modification.

6.15          Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)               That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)               That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.16          Definitions.

For the purposes of this Article VI, “Agent,” “proceeding” and “expenses” shall have the following meanings as provided in Section 317(a) of the Code:

(a)               “Agent” means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation;

(b)               “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and

(c) “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification.

ARTICLE VII
RECORDS AND REPORTS

7.1              Maintenance and Inspection of Share Register.

The Corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the Corporation holding at least twenty percent (20%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least ten percent (10%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, shall have an absolute right to do either or both of the following: (a) inspect and copy the record of shareholders’ names, addresses and shareholdings during usual business hours upon five (5) days’ prior written demand upon the Corporation or (b) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of such transfer agent’s usual charges for such list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.

Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

7.2              Maintenance and Inspection of Bylaws.

The Corporation shall keep at its principal executive office or, if its principal executive office is not in the State of Nevada, at its principal business office in Nevada, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Nevada and the Corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

7.3              Maintenance and Inspection of Other Corporate Records.

The accounting books and records and the minutes of proceedings of the shareholders and of the Board, and of committees of the Board shall be kept at such place or places as are designated by the Board or, in absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

The minutes and accounting books and records shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

7.4              Inspection by Directors.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

7.5              Annual Report to Shareholders/Financial Statements.

The Board shall cause a Form 10-K annual report to be filed with the Securities and Exchange Commission (SEC) not later than ninety (90) days after the close of the fiscal year adopted by the Corporation. as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

7.6              Representation of Shares of Other Corporations.

The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of this Corporation, or any other person authorized by the Board or the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII
GENERAL MATTERS

8.1              Record Date for Purposes Other Than Notice and Voting.

For purposes of determining the shareholders (a) entitled to receive payment of any dividend or other distribution or allotment of any rights or (b) entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Code.

If the Board does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

8.2              Checks; Drafts; Evidences of Indebtedness.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3              Corporate Contracts and Instruments: How Executed.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4              Certificates for Shares.

A certificate or certificates for shares of the Corporation shall be issued to each shareholder when any of such shares are fully paid. The Board may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5              Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation or its transfer agent or registrar and canceled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6              Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
AMENDMENTS

9.1              Amendment by Shareholders.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized directors of the Corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

9.2              Amendment by Directors.

Subject to the rights of the shareholders under Section 9.1 of these Bylaws, bylaws may be adopted, amended or repealed by the Board, except that the adoption or amendment of a bylaw which specifies or changes the number of directors on a fixed-number Board, or the minimum or maximum number of directors on a variable-number Board, or which changes from a fixed-number Board to a variable-number Board or vice versa, must be adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

9.3              Record of Amendments.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE X
CONFIDENTIALITY OF CORPORATE RECORDS

10.1          Confidentiality of Corporate Records.

The Corporation’s financial statements, accounting books and records, and minutes of proceedings (including written consents) of its shareholders and Board (including Committees thereof) (hereinafter the “Corporate Records”) contain confidential information and trade secrets of the Corporation. The Corporation’s business could be harmed significantly if the contents of the Corporate Records were known to competitors. Therefore, the Corporation shall have a general policy of maintaining the confidentiality of the Corporate Records which, by their acceptance of their share certificate, all shareholders are deemed to have accepted.

The Corporation acknowledges that its shareholders have rights to inspect the Corporate Records (“Inspection Rights”) by virtue of being shareholders (including, without limitation, those granted in Sections 1501 and 1601 of the Code). These Inspection Rights, however, are limited to purposes reasonably related to a shareholder’s interests as a shareholder of the Corporation. In order to assure that such limitation on the Inspection Rights is adhered to, the Corporation may require that a shareholder (and any agent or attorney of such shareholder) execute a nondisclosure statement or agreement prior to permitting such person to utilize the Inspection Rights with respect to the Corporate Records.

Such nondisclosure statement or agreement may provide that absent the prior written consent of an officer of the Corporation, such inspecting person not disclose to a third party those portions of the Corporate Records to which such inspecting person does not lawfully obtain access other than through exercise of the Inspection Rights without a duty of nondisclosure. Such nondisclosure statement or agreement would further provide that an officer of the Corporation would be required to consent to a written request for permission to disclose a portion of the Corporate Records if the requesting person proved in a clear and convincing manner to the officer that the proposed disclosure of the designated portion of the Corporate Records to the named third party was for a purpose reasonably related to the shareholder’s interests as a shareholder of the Corporation and the named third party had delivered to such officer a nondisclosure statement or agreement whereby such third party similarly agreed not to disclose such Corporate Records without the prior written consent of an officer of the Corporation.

ARTICLE XI
INTERPRETATION

Reference in these Bylaws to any provision of the Nevada Business Corporations Act shall be deemed to include all amendments thereof.

SECRETARY’S CERTIFICATE OF ADOPTION OF BYLAWS

OF

AFS HOLDINGS, INC.

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of AFS HOLDINGS, INC., a Nevada corporation.

2. The foregoing Bylaws were adopted by the directors of said Corporation by written consent dated May 22, 2015.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 31st this day of March, 2015.

____________________

Secretary